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                         CONSENT OF INDEPENDENT AUDITORS

We consent to the references to our firm under the captions "Financial Highlights" in the Prospectuses and "Investment Advisory and Other Services" and "Financial Statements" in the Statement of Additional Information and to the use of our report dated January 31, 2001, which is incorporated by reference, in this Post-Effective Amendment Number 24 to the Registration Statement (Form N-1A No. 33-06547) of SAFECO Resource Series Trust.


                                              /s/ Ernst & Young, LLP


Seattle, Washington
April 25, 2001